Exhibit 10.5

Eastman Kodak Company

Administrative Guide for the 2016 Performance Period

under the

Executive Compensation for Excellence and Leadership Plan

ARTICLE 1.INTRODUCTION

1.1Background

Under Article 4 of the Executive Compensation for Excellence and Leadership Plan (the “Plan”), the Executive Compensation Committee (the “Committee”) has exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

1.2Purpose

This Administrative Guide governs the Committee’s grant of Awards for the Plan’s 2016 Performance Period.  Unless otherwise noted in this Administrative Guide or determined by the Committee, the terms of the Plan shall apply to Awards granted under the Plan.

ARTICLE 2.DEFINITIONS

Any defined term used in this Administrative Guide, other than those specifically defined in this Administrative Guide, will have the same meaning as that given to it under the terms of the Plan.

2.1  Form 10-K Filing Date

The term “Form 10-K Filing Date” means the date that the Company files, with the Security and Exchange Commission, its Form 10-K for the period ending December 31, 2016.

2.2Performance Gates

The term “Performance Gate” means a performance condition which must be achieved in order for performance against the Plan’s Performance Goal(s) to be considered.  Failure to achieve a Performance Gate prevents the funding of any Award Pool regardless of performance against the Performance Goal(s).

2.3 Performance Goal(s)

Definitions of the Performance Goal(s) are listed in Appendix A.

2.4Performance Period

“Performance Period” means the 2016 Performance Period that coincides with Kodak’s 2016 fiscal year.

ARTICLE 3.ELIGIBILITY

Only Executives who are Officers under Section 16 of the Exchange Act shall be Participants in the Plan under this Administrative Guide for the 2016 Performance Period.

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Awards will be calculated using the base salary and target EXCEL percentage as of December 31 of the Performance Period.  For purposes of Covered Employees as defined by Section 162(m) of the Code, the Committee shall have the authority to exercise Negative Discretion pursuant to Section 5.3.

Unless the Committee provides otherwise, an Executive who becomes a Participant as a result of a job change or promotion during the Performance Period will become a Participant effective on the date of his or her appointment to the new job and will be eligible for a pro-rata Award based on the number of days of participation in EXCEL during the Performance Period.

The amount of any pro-rata Award under the Plan as referenced above will be calculated by multiplying the earned Award by a percentage, the numerator of which is the number of days in the Performance Period during which the executive is a Participant in EXCEL and the denominator of which is 365 days.

Designation of an executive as a Participant for the 2016 Performance Period will not in any manner entitle the Participant to receive payment of an Award for the 2016 Performance Period.  The determination as to whether or not such Participant becomes entitled to payment of an Award for the 2016 Performance Period will be decided solely in accordance with the terms of this Administrative Guide and the Plan.

Subject to applicable local laws, regulations and processes, in order to be eligible for and to receive an Award, all eligible Participants must have signed an Employee Agreement in a form acceptable to the Chief Human Resources Officer, Eastman Kodak Company.  Any Participant who fails to sign such an Employee Agreement on or prior to the Award Payment Date(s) will not receive an Award.

ARTICLE 4.AWARD DESCRIPTION

4.1Terms of Awards

Any Award granted by the Committee under this Administrative Guide will be subject to the terms, conditions, restrictions and limitations contained in this Administrative Guide as well as those contained in the Plan.

4.2Form of Awards

Any Awards payable for the 2016 Performance Period will be paid on the Award Payment Date(s) determined by the Company, in cash, Common Stock or other property, or any combination thereof, as determined by the Committee. To the extent an Award is paid in Common Stock, such Common Stock will be issued under the Eastman Kodak Company 2013 Omnibus Incentive Compensation Plan (or any applicable successor plan thereto).

ARTICLE 5.AWARD DETERMINATION

5.1Calculation of Award Pool

Provided that the Performance Gate(s) have been achieved, the percentage derived from the Performance Goal(s) will be multiplied by the aggregate Target Award to determine the Award Pool for the 2016 Performance Period.

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5.2 Performance Goal(s) and Performance Gate(s)

The Performance Goal(s) and Performance Gate(s) for the 2016 Performance Period are attached in Appendix A.

Results between the dollar amounts for the Performance Goal(s) shown will be interpolated to derive a Performance Percentage for the Performance Period.  The Performance Goal(s) are subject to a maximum payout limit of 200%, although, in the discretion of the CEO and subject to the terms of the Plan, individual Awards may exceed this maximum for any Participant except for the Award of a Covered Employee.

5.3Allocation of Award Pool to Covered Employees

Subject to the Committee’s authority to exercise Negative Discretion with regard to the amount of the Award Pool allocated to any Covered Employee for the 2016 Performance Period, each Covered Employee will be allocated an Award no greater than the lesser of: (i) 10% of the Award Pool; or (ii) 500% of his or her annual base salary on December 31, 2015 (or if the Executive was not employed by the Company on such date, 500% of his or her base salary upon hire following December 31, 2014); or (iii) $5,000,000.

Solely for purposes of this Section 5.3, the “Award Pool” will be determined by using the definition of “Aggregate Target Award” as set forth in this Section 5.3.

For purposes of this Section 5.3, “Aggregate Target Award” means the sum of the Target Award amounts on May 23, 2016 for all of the Participants eligible to participate in the Plan on May 23, 2016.

5.4Certification

Following the completion of the Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goal(s) and Performance Gate(s) for the Performance Period have been achieved.  If the Committee certifies that the Performance Gate(s) and minimum Performance Goal(s) have been achieved, it shall also calculate and certify in writing the Applicable Performance Percentage.  By applying the Performance Formula, the Committee shall then determine and certify the total allocation that has been earned for the Performance Period.  The Committee may, through the use of discretion, increase or reduce the amount that would otherwise be certified by application of the Performance Formula, if, in its sole judgment, such increase or reduction is appropriate.

ARTICLE 6.PAYMENT OF AWARDS

6.1Continued Employment

Except as otherwise provided by this Article 6, to be eligible to be considered for an Award for the 2016 Performance Period, a Participant must be actively employed by the Company on the Form 10-K Filing Date.

6.2Termination During the Performance Period

In the event a Participant’s employment is terminated during the 2016 Performance Period, whether by the Company or the Participant, for any reason (including, but not limited to the

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Participant’s death or Disability) other than as part of a divestiture by the Company, the Participant will not be eligible to be considered for an Award for the 2016 Performance Period.

If the termination during the 2016 Performance Period is part of a divestiture by the Company, the Participant will be eligible to be considered for a pro-rata Award paid by the Company based on the number of days of participation in EXCEL during the Performance Period before the date of the divestiture only if the successor company has not agreed to accept liability for the Award.  The amount of any pro-rata Award will be calculated as described in Article 3 above.

6.3Termination After Performance Period and Prior to Form 10-K Filing Date

In the event that a Participant is terminated by the Company for Cause after the end of the Performance Period, but before the Form 10-K Filing Date, the Participant will not be eligible to be considered for an Award for the Performance Period.

In the event that a Participant is terminated by the Company after the end of the Performance Period and prior to the Form 10-K Filing Date for any reason other than Cause, the Participant will be eligible to be considered for an Award for the Performance Period, based on certification by the Committee as set forth in Section 5.4 and subsequent management discretion with respect to the Participant’s performance in the Performance Period.  If the termination is part of a divestiture by the Company, the Participant will be eligible to be considered for an Award paid by the Company only if the successor company has not agreed to accept liability for the Award.

In the event that a Participant voluntarily terminates his or her employment with the Company after the end of the Performance Period and prior to the Form 10-K Filing Date for any reason other than the death or Disability of the Participant, the Participant will not be eligible to be considered for an Award for the Performance Period.

In the event of the death or Disability of a Participant after the end of the Performance Period and prior to the Form 10-K Filing Date, the Participant will be eligible to be considered for an Award for the Performance Period, based on certification by the Committee as set forth in Section 5.4 and subject to subsequent management discretion with respect to the Participant’s performance in the Performance Period.

6.4Forfeiture

If, at any time, a Participant breaches his or her Employee Agreement or performs any act or engages in any activity which the CEO, in the case of all Participants other than the CEO, or the Committee, in the case of the CEO, determines is inimical to the best interests of Kodak, the Participant will forfeit all of his or her Awards under the Plan.

ARTICLE 7.ADMINISTRATION

This Administrative Guide shall be administered by the Committee.  The Committee is authorized to interpret, construe and implement the Administrative Guide, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary, appropriate or advisable for its administration.  Any determination by the Committee in carrying out, administering or construing this Administrative Guide will be final and binding for all purposes and upon all interested persons and their heirs, successors, and personal representatives.

ARTICLE 8.MISCELLANEOUS

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8.1.Termination/Amendment

The Committee may amend, suspend or terminate this Administrative Guide in whole or in part at any time and for any reason, with or without prior notice.  In addition, the Committee, or any person to whom the Committee has delegated the requisite authority, may, at any time and from time to time, amend this Administrative Guide in any manner and for any reason.

8.2     Section 409A Compliance

Notwithstanding Section 10.9 of the Plan, the Awards described in this Administrative Guide for the Performance Period are intended to comply with Section 409A of the Code to the extent such arrangements are subject to that law, and the Plan and this Administrative Guide shall be interpreted and administered accordingly.

8.3Participant’s Rights Unsecured

The amounts payable under this Administrative Guide will be unfunded, and the right of any Participant or his or her estate to receive payment under this Administrative Guide will be an unsecured claim against the general assets of the Company.

8.4No Guarantee of Tax Consequences

No person connected with this Administrative Guide in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under this Administrative Guide, or paid to or for the benefit of a Participant under this Administrative Guide, or that such tax treatment will apply to or be available to a Participant on account of participation in this Administrative Guide.

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APPENDIX A

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•	Definitions of Performance Goal(s):
•	Performance Gate(s):
•	Performance Goal Matrices (as presented to the Committee on May 23, 2016).